Exhibit 99.2

Offerpad Offerpad SOLD LETTER TO SHAREHOLDERS Q4 | 2022

2022 RESULTS REVENUE $4.0B GROSS PROFIT $182.4M (4.6%) HOMES SOLD 10,635 HOMES ACQUIRED 9,034 MOVE FREELY America Revenue increased 91% year over year Completed nearly 10,000 renovations projects Total listing, buyer and mortgage transactions increased by 90% year over year 2 | Q4 2022

Offerpad OUR MISSION PROVIDE YOUR BEST WAY TO BUY AND SELL A HOME. PERIOD04 Welcome to Offerpad 05 Letter to Shareholders 06 Investment Highlights 07 Customer Feedback 08 Business Highlights 09 Financial Results Summary 11 First Quarter 2023 Outlook 12 Appendix 3 | Q4 2022

WELCOME TO OFFERPAD HOW ARE WE DIFFERENT? 1 Providing Solutions for All Things Home We are offering services to meet homeowners’ needs beyond just buying and selling. 2 Offering Customizable Options With multiple service offerings to choose from, homeowners can create customizable solutions to best meet their needs. 3 Building Sustainable Growth Our focus is on growing in a responsible and disciplined manner that balances our goal of increasing market share with achieving long-term sustainable profitability. 4 Utilizing Industry Expertise Our in-house real estate experts provide deep, local real estate expertise to ensure we are accounting for the unique market conditions in each location to optimize performance. 5 Adding Value Through Renovations Our renovations team can navigate both less traditional and larger renovation projects, expanding our customer base and adding value to each home. 6 Applying Flexibility We use real time market data and sentiment to anticipate and integrate changes in market conditions into our model. Our agility and flexibility mitigate external risk factors. Offerpad SOLD 4 | Q4 2022

DEAR SHAREHOLDERS, 2022 was truly a tale of two halves with the striking difference in market conditions from the first to second half of the year. The sharp market dislocation in the real estate market towards the end of 2022 presented two main challenges. The first was selling inventory acquired prior to the market shift. The second, was securing additional capital to strengthen our balance sheet. With less than 225 homes purchased prior to September 1, 2022 remaining in our inventory, and the closing of a $90 million private placement, our two main challenges from 2022 are largely behind us. We are now ready to reengage as the broader market begins to stabilize. Our strategy this year builds upon our long-standing mission to provide a comprehensive platform for residential real estate, while incorporating new approaches that further capitalize on our existing foundation and expertise. Specifically, we plan to retain and build our foundational cash offer and listing service, responsibly grow our footprint with an increased focus on market penetration and expand our business-to-business partnerships and services. I’m particularly excited about our renovations as a service business model and our expanded relationship with other home buyers. I believe both these programs provide opportunities for new asset-light revenue streams that can increase our ability to reach more customers and enhance our profitability. The combination of building upon our foundational services – cash offers and our listing service – and introducing new asset-light services moves us closer to the true vision of a wholistic, simplified solution designed to meet the unique needs of each customer. I expect 2023 will be an exciting year as we dive into the next evolution of our business. I see numerous opportunities coming and I believe we have the skill set and the structural foundation needed to capitalize on those opportunities. Brian Bair | Chairman and CEO 5 | Q4 2022

INVESTMENT HIGHLIGHTS Large Addressable Market Offerpad operates in the residential real estate industry with a Total Addressable Market of $2.3T. Focused Business Model Offerpad is focused on responsible, long-term growth powered by our real estate expertise and advanced, proprietary algorithms that help optimize each transaction. Competitive Differentiation Offerpad’s suite of real estate services provides customizable options to meet each customer’s needs. Attractive Growth Profile Offerpad’s growth is fueled by geographic expansion, existing market penetration and the rollout of additional ancillary services that create diversified revenue streams and increase the value proposition for our shareholders. AWESOME DIFFERENT 6 | Q4 2022

9 OUT OF 10 WOULD RECOMMEND TO A FRIEND* +70 NET PROMOTER SCORE* “Quick and painless” Nicole in Houston “Professional...Punctual...Courteous” Darlene in Eustis, FL 93% CUSTOMER SATISFACTION* “Wonderful to work with every step of the way” Wendy in Tampa * Based on survey of approximately 3,400 customers who sold their home to Offerpad in 2022. 7 | Q4 2022

BUSINESS HIGHLIGHTS Expanding Business-to Business Services Creating New Revenue Source In December 2022, Offerpad expanded its renovation services. Now, other homeowners and businesses can utilize Offerpad’s renovation department to update their portfolio of homes for rent or to sell. Over 200 projects under the renovation as a service business model completed to date This asset-light service leverages Offerpad’s existing infrastructure and strengths to diversity its revenue streams. #1 Building New Partnerships to Serve More Customers Offerpad SOLD Offerpad’s new Direct Plus program allows other buying partners to purchase homes directly from the homeowner, seamlessly matching cash buyers with sellers. This program is expected to allow Offerpad to submit a wider range of offers and help more homeowners sell, even if the home is outside its existing markets. 8 | Q4 2022

Q4 2022 FINANCIAL RESULTS SUMMARY Compared with Q4 2021 Revenue decreased 22% to $677.2M Acquired 539 homes, a decrease of 82% Sold 1,865 homes, a decrease of 23% Gross profit (loss) decreased from $70.3M to ($44.9M)1 Net income (loss) decreased from $12.8M to ($121.1M)1 Net loss includes a $3.4M non-cash credit in Q4 2022 and a $15.6 million non-cash credit in Q4 2021 to mark to market the Warrant Liability Adjusted EBITDA decreased from $7.7M to ($103.7)M1 Gross profit (loss) per home sold decreased from $29,000 to ($24,100) Contribution profit (loss) after interest per home sold decreased from $18,400 to ($32,800) 1 Includes $44.1 million charge in Q4 2022 for inventory impairments Live, Laugh, Offerpad 9 | Q4 2022

Offerpad

TOTAL REVENUE ($M)


$868
$1,374
$1,080
$822
$677
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

RETURNS PER HOME SOLD


$50K
$40K
$30K
$20K
$10K
$0K
-$10K
-$20K
-$30K
-$40K
Gross Profit per Home Sold
Contribution Profit After Interest Per Home Sold
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M)


$12.8
$7.7
($2.8)
$50.4
$41.0
$35.3
$13.7
$11.6
($1.0)
($64.3)
($80.0)
($82.0)
($103.7)
($121.1)
($124.5)
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Net Income (Loss)
Adj. Net Income (Loss)
Adj. EBITDA

See page 19 for a reconciliation to the most directly comparable GAAP measure and additional information.

10 | Q4 2022

FIRST QUARTER 2023 OUTLOOK HOMES SOLD 1,300 – 1,450 REVENUE $480M – $540M ADJUSTED EBITDA1 ($35)M – ($55)M 1 See Non-GAAP financial measures on page 16 for an explanation of why a reconciliation of this guidance cannot be provided. 11 | Q4 2022

APPENDIX Forward-Looking Statements Certain statements in this shareholder letter may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the first quarter 2023, expectations regarding growth and profitability and anticipated market conditions in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the Securities and Exchange Commission on or about February 28, 2023, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. 12 | Q4 2022

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$677,214	$867,540	$3,952,314	$2,070,446
Cost of revenue	722,074	797,248	3,769,892	1,862,631

Gross (loss) profit	(44,860)	70,292	182,422	207,815

Operating expenses:
Sales, marketing and operating	48,761	51,474	238,931	146,872
General and administrative	13,300	12,286	58,718	30,317
Technology and development	2,978	3,197	12,090	10,860

Total operating expenses	65,039	66,957	309,739	188,049

(Loss) income from operations	(109,899)	3,335	(127,317)	19,766
Other income (expense):
Change in fair value of warrant liabilities	3,360	15,649	23,522	2,464
Interest expense	(15,135)	(6,178)	(45,991)	(15,848)
Other income, net	861	—	1,532	248

Total other (expense) income	(10,914)	9,471	(20,937)	(13,136)

(Loss) income before income taxes	(120,813)	12,806	(148,254)	6,630
Income tax expense	(324)	—	(359)	(170)

Net (loss) income	$(121,137)	$12,806	$(148,613)	$6,460

Net (loss) income per share, basic	$(0.49)	$0.05	$(0.61)	$0.05

Net (loss) income per share, diluted	$(0.49)	$0.05	$(0.61)	$0.05

Weighted average common shares outstanding, basic	247,379	238,395	245,148	118,571

Weighted average common shares outstanding, diluted	247,379	261,897	245,148	143,220

13 | Q4 2022

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands, except par value per share)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$97,241	$169,817
Restricted cash	43,058	24,616
Accounts receivable	2,350	6,165
Inventory	664,697	1,132,571
Prepaid expenses and other current assets	6,833	9,808

Total current assets	814,179	1,342,977
Property and equipment, net	5,194	5,146
Other non-current assets	5,696	4,959

TOTAL ASSETS	$825,069	$1,353,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,647	$6,399
Accrued and other current liabilities	28,252	35,027
Secured credit facilities and other debt, net	605,889	861,762
Secured credit facilities and other debt - related party	60,176	164,434

Total current liabilities	698,964	1,067,622
Warrant liabilities	539	24,061
Other long-term liabilities	3,689	3,830

Total liabilities	703,192	1,095,513

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 232,379 and 224,154 shares issued and outstanding as of December 31, 2022 and 2021, respectively	23	22
Class B common stock, $0.0001 par value; 20,000 shares authorized; 14,816 shares issued and outstanding as of December 31, 2022 and 2021, respectively	2	2
Additional paid in capital	402,521	389,601
Accumulated deficit	(280,669)	(132,056)

Total stockholders’ equity	121,877	257,569

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$825,069	$1,353,082

14 | Q4 2022

OFFERPAD SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
($ in thousands)	2022	2021
Cash flows from operating activities:
Net (loss) income	$(148,613)	$6,460
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	1,022	523
Gain on sale of property and equipment	—	(246)
Amortization of debt financing costs	2,948	916
Impairment of inventory	93,810	2,843
Stock-based compensation	8,307	3,079
Change in fair value of warrant liabilities	(23,522)	(2,464)
Changes in operating assets and liabilities:
Accounts receivable	3,815	(3,845)
Inventory	374,064	(949,591)
Prepaid expenses and other assets	(275)	(5,288)
Accounts payable	(1,752)	4,130
Accrued and other liabilities	(4,402)	21,563

Net cash provided by (used in) operating activities	305,402	(921,920)

Cash flows from investing activities:
Purchases of property and equipment	(1,070)	(13,687)
Proceeds from sales of property and equipment	—	2,032

Net cash used in investing activities	(1,070)	(11,655)

Cash flows from financing activities:
Borrowings from credit facilities and other debt	3,178,033	2,764,071
Repayments of credit facilities and other debt	(3,540,466)	(1,912,837)
Payment of debt financing costs	(646)	(7,632)
Proceeds from exercise of stock options	4,898	902
Payments for taxes related to stock-based awards	(285)	—
Proceeds from Business Combination	—	284,011
Issuance cost of common stock	—	(51,249)
Proceeds from issuance of Class C preferred stock, net	—	—

Net cash (used in) provided by financing activities	(358,466)	1,077,266

Net change in cash, cash equivalents and restricted cash	(54,134)	143,691
Cash, cash equivalents and restricted cash, beginning of period	194,433	50,742

Cash, cash equivalents and restricted cash, end of period	$140,299	$194,433

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$97,241	$169,817
Restricted cash	43,058	24,616

Total cash, cash equivalents and restricted cash	$140,299	$194,433

Supplemental disclosure of cash flow information:
Cash payments for interest	$59,732	$21,875
Supplemental disclosure of non-cash investing and financing activities:
Transfer of property and equipment, net to inventory	$—	$14,464
Acquisition of warrant liabilities	$—	$26,525
Conversion of preferred stock to common stock	$—	$184,123
Conversion of treasury stock	$—	$10,650

15 | Q4 2022

Non-GAAP Financial Measures

In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this shareholder letter because we are unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of our control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding our margins, we have included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across our markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

16 | Q4 2022

Adjusted Gross Profit / Margin

We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

We view this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

We calculate Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which is primarily comprised of interest income earned on our cash and cash equivalents and income earned from the sale of certain fixed assets. The composition of our holding costs is described in the footnotes to the reconciliation table below. We define Contribution Margin as Contribution Profit as a percentage of revenue.

We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

We define Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under our senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Our senior and mezzanine secured credit facilities are secured by our homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We define Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

17 | Q4 2022

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and homes sold, unaudited)	2022	2021	2022	2021
Gross profit (GAAP)	$(44,860)	$70,292	$182,422	$207,815
Gross margin	-6.6%	8.1%	4.6%	10.0%
Homes sold	1,865	2,423	10,635	6,373
Gross profit per home sold	$(24.1)	$29.0	$17.2	$32.6
Adjustments:
Inventory impairment - current period (1)	44,075	985	58,413	1,205
Inventory impairment - prior period (2)	(25,469)	(511)	(1,205)	(160)
Interest expense capitalized (3)	3,081	3,511	12,660	6,294

Adjusted gross profit	$(23,173)	$74,277	$252,290	$215,154
Adjusted gross margin	-3.4%	8.6%	6.4%	10.4%
Adjustments:
Direct selling costs (4)	(20,584)	(19,894)	(97,381)	(48,066)
Holding costs on sales - current period (5)(6)	(1,251)	(1,339)	(8,342)	(4,262)
Holding costs on sales - prior period (5)(7)	(1,209)	(558)	(918)	(214)
Other income (8)	861		1,532	248

Contribution profit	$(45,356)	$52,486	$147,181	$162,860
Contribution margin	-6.7%	6.0%	3.7%	7.9%
Homes sold	1,865	2,423	10,635	6,373
Contribution profit per home sold	$(24.3)	$21.7	$13.8	$25.6
Adjustments:
Interest expense capitalized (3)	(3,081)	(3,511)	(12,660)	(6,294)
Interest expense on homes sold - current period (9)	(5,858)	(2,575)	(32,022)	(10,228)
Interest expense on homes sold - prior period (10)	(6,943)	(1,749)	(3,737)	(468)

Contribution profit after interest	$(61,238)	$44,651	$98,762	$145,870
Contribution margin after interest	-9.0%	5.1%	2.5%	7.0%
Homes sold	1,865	2,423	10,635	6,373
Contribution profit after interest per home sold	$(32.8)	$18.4	$9.3	$22.9

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income principally represents interest income earned on our cash and cash equivalents and income earned from the sale of certain fixed assets.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

18 | Q4 2022

Adjusted Net (Loss) Income and Adjusted EBITDA

We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

We calculate Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

We calculate Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages, unaudited)	2022	2021	2022	2021
Net income (loss) (GAAP)	$(121,137)	$12,806	$(148,613)	$6,460
Change in fair value of warrant liability	(3,360)	(15,649)	(23,522)	(2,464)

Adjusted net (loss) income	$(124,497)	$(2,843)	$(172,135)	$3,996
Adjusted net (loss) income margin	(18.4%)	(0.3%)	(4.4%)	0.2%
Adjustments:
Interest expense	15,135	6,178	45,991	15,848
Amortization of capitalized interest (1)	3,081	3,511	12,660	6,294
Income tax expense	324	—	359	170
Depreciation and amortization	258	90	1,022	523
Amortization of share based compensation	2,014	763	8,307	3,0 79

Adjusted EBITDA	(103,685)	7,699	(103,796)	29,910
Adjusted EBITDA margin	(15.3%)	0.9%	(2.6%)	1.4%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine secured interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

19 | Q4 2022

Investor.Offerpad.com